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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-51309, 333-52192 and 333-77843 on Form S-3 and Registration Statement Numbers 333-56161, 333-50806 and 333-49732 on Form S-8 of Sempra Energy of our reports relating to Sempra Energy Savings Plan, Sempra Energy Trading Retirement Savings Plan, Sempra Energy Services Savings Plan, Southern California Gas Company Retirement Savings Plan, and San Diego Gas & Electric Company Savings Plan dated May 31, 2001 appearing in the Annual Report on Form 11-K of Sempra Energy for the year ended December 31, 2000.

/s/ Deloitte & Touche, LLP

San Diego, California
June 27, 2001